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                                                               Exhibit 99.(a)(6)


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                       TENDER OF SHARES OF COMMON STOCK OF

                    FIDELITY ADVISOR EMERGING ASIA FUND, INC.

         This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a shareholder's certificates for shares of common stock, par value $0.001 (the "Shares") of Fidelity Advisor Emerging Asia Fund, Inc., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City Time, March 27, 1998 or such later date to which the Offer is extended (the "Termination Date"). Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Termination Date. See Section 3, "Procedure for Tendering Shares," of the Fund's Offer (as defined below).


                                 The Depositary:


                       STATE STREET BANK AND TRUST COMPANY

                      Facsimile Copy Number: (781) 794-6333
                      Confirm by Telephone: (781) 794-6388
                  For Account Information Call: (800) 426-5523

           By First Class Mail:                      By Express Mail                           By Hand:
                                                 or Overnight Courier:

        State Street Bank and Trust             State Street Bank and Trust               Securities Transfer &
                  Company                                 Company                       Reporting Services, Inc.
         Corporate Reorganization                Corporate Reorganization                c/o Boston Equiserve LP
               P.O. Box 9061                        70 Campanelli Drive                 55 Broadway, Third Floor
          Boston, MA  02205-8686                   Braintree, MA  02184                    New York, NY  10006

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           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
          FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN
              ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

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   Ladies and Gentlemen:

         The undersigned hereby tenders to Fidelity Advisor Emerging Asia Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer, dated February 23, 1998 (the "Fund's Offer") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 3, "Procedure for Tendering Shares," of the Fund's Offer.




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                  Number of Shares Tendered:

Certificate Nos. (if available):

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If Shares will be tendered by book-entry transfer, check box:

[ ]   The Depository Trust Company

Account Number:

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Name(s) of Record Holder(s):

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Address:

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Area Code and Telephone Number:

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Taxpayer Identification (Social Security) Number:

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     The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's dividend reinvestment plan:

________ Yes _______ No

                  (Note: If neither of these boxes is checked,
              any such uncertificated Shares will not be tendered.)

Dated: _______________________________, 1998 ___________________________________


                                             -----------------------------------
                                                       Signature(s)
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                                    GUARANTEE

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (ii) the aggregate amount of the Purchase Fees payable in respect of the Shares tendered hereby and any (iii) other required documents, within three business days after the Termination Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm: _______________________________  _________________________________
                                                    (AUTHORIZED SIGNATURE)

Address: ______________________________  Name: _________________________________
                                                        (PLEASE PRINT)

_______________________________________  Title: ________________________________
    CITY          STATE        ZIP CODE

Area Code and Tel. No. ________________  Dated: __________________________, 1998


            DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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